FOR IMMEDIATE RELEASE

                                                                       WORLDPORT
   Contact:
   Jacqueline Crowley/Ed Daly
   Miller/Shandwick Technologies
   617-536-0470
   jcrowley@miller.shandwick.com
   -----------------------------
   edaly@miller.shandwick.com


            WORLDPORT NAMES KATHLEEN COTE AS CHIEF EXECUTIVE OFFICER
                      Heisley Remains Chairman of the Board

Chicago - May 24, 2001 - Worldport Communications, Inc. (OTCBB: WRDP), a leading provider of Internet infrastructure solutions today announced that Kathleen Cote has been appointed its Chief Executive Officer. Cote, who has been a member of Worldport's Board of Directors since July 2000, succeeds Michael Heisley, who will continue as Chairman of the Board. Cote brings more than 30 years of executive and operational experience with international software and Internet enterprises.

As chief executive officer of Worldport, Cote will be responsible for executing Worldport's strategy to become a leading provider of managed and scalable Internet infrastructure solutions for global companies. Worldport recently strengthened its position through the acquisition of hostmark, a U.K.-based Web hosting provider, gaining Internet solution centers in the U.K., Sweden and Germany. Worldport is ideally positioned to take advantage of the emerging opportunity for Web hosting services in Europe.

"I hand over the position of CEO of Worldport with complete confidence that Kathleen Cote is the ideal person to leverage the recent acquisition of hostmark and drive Worldport to the next level of strategic growth," said Michael Heisley. "Her invaluable international and operations experience coupled with her experience in enterprise and Web-based applications and services render her uniquely suited to establish Worldport as a powerful competitor in the Internet solutions market."

Stated Cote, "Stepping into a key leadership position with Worldport is a tremendous opportunity. Having served on Worldport's Board of Directors since last July, I am well aware that the key components are in place for Worldport to redefine the managed hosting market in Europe." Cote continued, "I look forward to using my experiences with international strategies and emerging technologies to execute Worldport's strategic plans and take advantage of the challenges and opportunities for global Internet infrastructure companies."

Worldport Names Cote as Chief Executive Officer/Page Two/May 24, 2001

Cote most recently served as president of Seagrass Partners, a consulting firm providing strategic counsel to senior executives. Prior to that, Cote held several positions at Computervision Corporation, an international enterprise and data management software services firm, most recently as president and chief executive officer. Cote's previous positions at Computervision included Chief Operating Officer and Vice President of Operations. Prior to Computervision, Cote held various management and operations positions at Wang Laboratories, MFE Corporation and CTI Cryogenics.


About Worldport:
Worldport is a premier provider of managed and scalable Internet infrastructure solutions for global companies. Through a network of eBusiness solution centers in Dublin, London, Stockholm and Frankfurt, Worldport provides its clients with the infrastructure necessary to conduct business through the Internet. Worldport's portfolio of services includes a full complement of managed Web hosting products and services. Worldport maintains offices in six countries and has more than 3,800 customers worldwide. For more information on Worldport, please visit www.wrdp.com.
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Notes to Investors:
This press release may contain certain statements of a forward-looking nature relating to future events or business performance. Any such statements that refer to Worldport's future business, operating results or other non-historical facts are forward-looking and reflect Worldport's current perspective of existing trends and information. These statements involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among other things, potential difficulties in the assimilation of operations, strategies, technologies, methodologies and products of the acquired company; the risk of loss of key personnel of the acquired company; diversion of management attention from other business concerns; and factors detailed in Worldport's Form 10-K Annual Report filed with the Securities and Exchange Commission. These statements speak as of the date of this release, and Worldport undertakes no obligation to update these statements in light of future events or otherwise.

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